UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2018, the Board of Directors (the “Board”) of New York Mortgage Trust, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, unanimously approved the appointment of Lisa A. Pendergast as a director of the Company, effective as of March 15, 2018, to serve until the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) or until such time as her successor is elected and qualified. The Board expects to appoint Ms. Pendergast to one or more committees of the Board following the 2018 Annual Meeting. Ms. Pendergast becomes the sixth member of the Board, filling the vacant seat created in September 2017.

Ms. Pendergast, 56, is currently Executive Director of Commercial Real Estate Finance Council, a trade organization with over 305 member companies and over 9,000 individual members that covers the commercial and multi-family real estate finance markets, a position she has held since September 2016. Ms. Pendergast was Managing Director of the Commercial Mortgage-Backed Securities Strategy and Risk division of Jefferies LLC from 2009 to June 2016. From 2001 to 2009, Ms. Pendergast was Managing Director of the Commercial Mortgage-Backed Securities Strategy division of RBS Greenwich Capital. Prior to her employment at RBS Greenwich Capital, Ms. Pendergast was Managing Director in the Financial Strategies Group at Prudential Securities from 1987 to 2000. Ms. Pendergast holds a B.A. in English Literature and Political Science from Marymount College of Fordham University.

The Board has determined that Ms. Pendergast qualifies as independent in accordance with the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”) and the Company’s Corporate Governance Guidelines. With the addition of Ms. Pendergast, five of the six directors of the Company qualify as independent in accordance with the listing requirements of Nasdaq and the Company’s Corporate Governance Guidelines.

For her services as an independent director, Ms. Pendergast will receive the same fees and compensation as other independent directors for similar services. A description of the fees and compensation paid to independent directors of the Company is set forth under the section entitled “Compensation of Directors” in the Company’s 2017 proxy statement filed on March 28, 2017, which section is incorporated by reference herein. As of the date of this Current Report on Form 8-K, the structure of the Company’s 2018 compensation program for independent directors, which includes a cash retainer and annual equity grant, remains substantially unchanged from the compensation structure for independent directors that was utilized in 2016.

There were no arrangements or understandings pursuant to which Ms. Pendergast was elected as a director, and there are no related party transactions between the Company and Ms. Pendergast reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 15, 2018, the Company issued a press release (the “Board Press Release”) announcing the appointment of Ms. Pendergast to the Board. A copy of the Board Press Release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description
99.1	Board Press Release dated March 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: March 15, 2018	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Board Press Release dated March 15, 2018.